ARTICLES OF INCORPORATION

                                       OF

                   ACME TELEVISION LICENSES OF MISSOURI, INC.


     The following Articles of Incorporation are adopted by the undersigned natural person of the age of eighteen (18) years or more for the purpose of forming a Corporation under The General and Business Corporation Law of
Missouri:


                                   ARTICLE ONE

     The name of the Corporation is Acme Television Licenses of Missouri, Inc.


                                   ARTICLE TWO

     The address, including street and number, of the Corporation's initial registered office in this State is 10 S. Broadway, Suite 2000, St. Louis, Missouri 63102, and the name of its initial Registered Agent at said address is Joseph D. Lehrer.


                                  ARTICLE THREE

     The aggregate number, class, and par value of shares which the Corporation has authority to issue is as follows:

     Thirty Thousand (30,000) shares of Common Stock at One Dollar ($1.00) par value.

                                  ARTICLE FOUR

     No holder of shares of stock of the Corporation shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.


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                                  ARTICLE FIVE

     The name and place of residence of the Sole Incorporator is as follows:

                                Nancy A. Marshall
                               5636 Finkman Street
                            St. Louis, Missouri 63109


                                   ARTICLE SIX

     The number of Directors to constitute the first Board of Directors shall be four (4). Thereafter, the number of Directors to constitute the Board of Directors of the Corporation shall be as fixed by, or as determined in the manner provided in, the Bylaws of the Corporation. Any change in such number shall be reported to the Secretary of State of Missouri within thirty (30) days after such change becomes effective.


                                  ARTICLE SEVEN

     The duration of the Corporation is perpetual.


                                  ARTICLE EIGHT

     The corporation is formed for the following purpose:

               To engage in any lawful activity for which a corporation may be organized under The General and Business Corporation Law of Missouri.


                                  ARTICLE NINE

     The Board of Directors shall have power to adopt, repeal, or amend the Bylaws of the Corporation and to adopt new or additional Bylaws, subject to the paramount right of the shareholders to limit or divest such power and to assume such power to the exclusion of the Board of Directors as the shareholders may determine.


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                                   ARTICLE TEN

     The Corporation shall indemnify all its directors and officers as permitted by The General and Business Corporation Law of Missouri, as amended.

     IN WITNESS WHEREOF, these Articles of Incorporation have been signed the 25th day of July, 1997.



                                             /s/ Nancy A. Marshall
                                             ----------------------------------
                                             Nancy A. Marshall, Incorporator



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STATE OF MISSOURI          )
                           )ss.
COUNTY OF ST. LOUIS        )


     I, Debra J. Spaethe, a notary public, do hereby certify that on the 25th day of July, 1997, before me personally appeared Nancy A. Marshall; and who, being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                             /s/ Debra J. Spaethe
                                             -----------------------------------
                                             Notary Public


(SEAL)

Debra J. Spaethe
Notary Public-Notary Seal
St. Louis, Missouri
St. Louis County
My Commission Expires June 5, 1999



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